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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 Judiciary Plaza, 100 F Street, N.E., Room 1580,
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) - JULY 10, 2007

                       Commission File Number: 0001370489

                          BLUEFIRE ETHANOL FUELS, INC.
              (Exact name of registrant as specific in its charter)

         NEVADA                                             20-4590982
(State of Incorporation)                            (I.R.S. Employer I.D. No.)

                                    31 MUSICK
                            IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)

                                 (949) 588-3767
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2007, the Company and Director Chris Nichols mutually terminated their consulting agreement dated December 21, 2006. The material terms of this agreement were payment of 20,000 shares of Company restricted common stock for Mr. Nichols to prepare, review and comment on various presentations, press releases, or other public relations documentation as requested by the Company, and provide the Company with capital market support through its network of portfolio managers, hedge funds, brokers, market-makers, institutions and other market support professionals and organizations. Under the terms of the agreement, the Company had granted Mr. Nichols a non-exclusive right to deploy the Company's licensed technology on a to be determined future cellulosic ethanol project. The purpose of the termination of this agreement is for Mr. Nichols to qualify as an independent member of the Company's Board of Directors.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 13, 2007, in a private offering the Company raised an aggregate of $500,000.00 in investment financing from seven (7) accredited investors. The terms of the investment are that the Company issues the investor a promissory note at 10% annual interest with a maturity of 120 days, and a warrant to purchase a number of shares of Company common stock equal to forty percent (40%) of the dollars invested by promissory note, with an exercise price of $5.00 per share (with cashless exercise option) and an expiration of five years from the date of issuance. This private offering was completed as an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 5.02, DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) On July 10, 2007, the Company's Board of Directors elected Joseph Emas to fill a current vacancy in the Board, and to serve until the next annual meeting of the Company's stockholders.

Joseph I. Emas, 52, is licensed to practice law in Florida, New Jersey and New York. Since 2001, Mr. Emas has been the senior partner of Joseph I. Emas, P.A. Mr. Emas specializes in securities regulation, corporate finance, mergers and acquisitions and corporate law. Mr. Emas received his Honors BA at University of Toronto, Bachelor of Administrative Studies, with distinction, at York University in Toronto, his JD, cum laude from Nova Southeastern Shepard Broad Law School and his LL.M. in Securities Regulation at Georgetown University Law Center. Mr. Emas was an Adjunct Professor of Law at Nova Southeastern Shepard Broad Law School. Mr. Emas received the William Smith Award, Pro Bono Advocate for Children in 2000 and the 2006 Child Advocacy Award in Florida and is the author of "Update of Juvenile Jurisdiction Florida Practice in Juvenile Law." Mr. Emas was been a member of the Juvenile Court Rules Committee for the State of Florida from 1999 through 2006, and currently sits on the Florida Child Advocacy Committee. Mr. Emas is a director of several public companies which trade on both the OTC.BB and Amex.

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(b) On July 13, 2007, the Company's Board of Directors elected Victor Doolan to fill a current vacancy in the Board, and to serve until the next annual meeting of the Company's stockholders.

Victor H. Doolan, 66, served for approximately three years as president of Volvo Cars North America until his retirement in March 2005. Prior to joining Volvo, Mr. Doolan served as the Executive Director of the Premier Automotive Group, the luxury division of Ford Motor Company from July 1999 to June 2002. Mr. Doolan also enjoyed a 23-year career with BMW, culminating with his service as President of BMW of North America from September 1993 to July 1999. Mr. Doolan has worked in the automotive industry for approximately 36 years. Mr. Doolan currently serves on the Board of Directors for Sonic Automotive, Inc.

(c) On July 13, 2007, John Cuzens resigned from the Company's Board of
Directors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: July 16, 2007                       BLUEFIRE ETHANOL FUELS, INC.


                                          By: /s/ Arnold Klann
                                              --------------------------------
                                              Arnold Klann
                                              Chief Executive Officer, Director